================================================================================
As filed with the Securities and Exchange Commission on October 24, 2000
                                                      Registration No. _________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ____________________________________

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ____________________________________
                              VENTURELIST.COM, INC.
             (Exact name of Registrant as specified in its charter)

            Nevada                        523900                       94-3360099
 ----------------------------    -------------------------        -------------------
 (State or other jurisdiction    (Primary Standard                 (I.R.S. Employer
  of incorporation or             Industrial Classification        Identification Number)
  organization)                   Code Number)

                                                      Venturelist.com, Inc.
                                                     Steve Bauman, President

             583 San Mateo                                583 San Mateo
       San Bruno, California 94066                San Bruno, California 94066
             (650) 588-2628                              (650) 246-3696
     -------------------------------         -----------------------------------
     (Address, and telephone number          (Name, address and telephone number
     of principal executive offices)                    of agent for service)

                                   Copies to:
                                 David M. Loev
                               Vanderkam & Sanders
                            440 Louisiana, Suite 475
                              Houston, Texas 77002
                              Phone (713) 547-8900
                            Facsimile (713) 547-8910

                          ---------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       ---------------------------------
                         CALCULATION OF REGISTRATION FEE

================================= ------------   ------------------   ------------------ --------------
    Title of Each Class of            Amount      Proposed Maximum     Proposed Maximum     Amount of
       Securities To Be               Being       Offering Price           Aggregate      Registration
          Registered                Registered    Per Share(1)             Offering           Fee
                                                                          Price(1)(2)
================================= ------------   -----------------    ------------------ ==============
Common Stock                        2,224,551       .001555555           $ 3,460.41         $ .91
================================= ============   =================    ================== ==============
TOTAL.........................      2,224,551       .001555555           $ 3,460.41         $ .91
================================= ============   =================    ================== ==============


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)  The book value of the common stock, calculated pursuant to Rule 457(f).


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                        -------------------------------

                              VENTURELIST.COM, INC.

                Distribution of 2,224,551 shares of common stock

     This prospectus relates to the registration of the distribution by M&A West, Inc. of 2,224,551shares of company common stock outstanding as of October 24, 2000. These shares of common stock represent approximately 15% of the company's common stock and will be distributed by M&A West, Inc. to its stockholders of record as of the record date, which has been established as November 15, 2000, on the basis of one share of company common stock for every five shares of M&A West, Inc. common stock held of record on the record date. No consideration will be paid to M&A West, Inc. or the company by the M&A West, Inc. stockholders for the shares of the company received in the distribution. As of October 24, 2000, there were 11,122,758 shares of M&A West, Inc. outstanding. Following the distribution, assuming 11,122,758 shares of M&A West, Inc. are outstanding as of the record date, M&A West, Inc. will own 11,725,448 shares of the company common stock. The distribution is expected to be effected as soon as practicable after the registration statement, of which this prospectus is a part, is declared effective. Certificates representing the shares of the company common stock will be mailed to the M&A West stockholders on that date or as soon thereafter as practicable. No financial shares of the Company's common stock will be issued.

     If you reside in a state in which the state securities laws do not permit a readily available exemption for the distribution of the shares, M&A West reserves the right to issue cash in lieu of shares, at a price of $.01 per share, the Company's book value, as there is no ascertainable fair market value for the shares.

     Neither the Nasdaq Stock Market nor any national securities exchange lists Venturelist.com's common stock. Prior to this offer, there has been no public market for Venturelist.com's common stock. There can be no assurance that a market for such securities will develop.

     We have not applied to register the shares in any state. An exemption from registration will be relied upon in the states where the shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. There can be no assurances that the shares will be eligible for sale or resale in such jurisdictions. We intend to apply for a manual exemption which would permit secondary trading in various states, however we are under no requirement to do so. Rather, we retain the option and anticipate that we will pay the dividend in cash rather than in shares to holders of M&A West common stock that reside in states which do not provide for an exemption from state registration for this offering.

     As the distribution of the shares of common stock is being registered under the Securities Act, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of common stock for purposes of the Securities Act with the result that they may be subject to certain statutory liabilities if the registration statement is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. The company has not agreed to indemnify any of the M&A West, Inc. stockholders regarding such liability.

                        --------------------------------

This  investment  involves  a high  degree  of  risk.        Neither the SEC nor any state  securities  commission
You should  purchase  shares only if you can afford a        has approved or disapproved of these  securities,  or
complete  loss.  See  "Risk  Factors"   beginning  on        determined   if  this   prospectus   is  truthful  or
page 6.                                                      complete.  Any  representation  to the  contrary is a
                                                             criminal offense.




                  The date of this prospectus is _______ , 2000

                                TABLE OF CONTENTS
                                                                           Page
                                                                          ------

Prospectus Summary..........................................................3
Risk Factors............................................................... 6
Use of Proceeds............................................................12
Determination of Offering Price............................................13
Dilution...................................................................13
Capitalization.............................................................13
Plan of Distribution and Selling Stockholders..............................13
Legal Proceedings..........................................................14
Management.................................................................15
Principal Stockholders.....................................................16
Description of Capital Stock...............................................16
Shares Eligible for Future Sale............................................17
Interest of Named Experts and Counsel......................................17
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities................................................................17
Organization Within Last Five Years........................................17
Business...................................................................17
Management's Discussion and Analysis of Financial Condition and Results of
Operations.................................................................22
Description of Property....................................................22
Certain Transactions.......................................................22
Market for Common Equity and Related Stockholder Matters...................22
Executive Compensation.....................................................23
Experts....................................................................23
Changes in and Disagreement With Accountants on Accounting and Financial
Disclosure.................................................................23
Legal Matters..............................................................23

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements. Unless otherwise indicated, this prospectus reflects a 150 for one forward stock split of company common stock that occurred in October 2000.

Venturelist.com

     Venturelist.com provides an Internet portal for start-up businesses seeking investment capital and (2) accredited investors seeking to invest via the private equity market. The company's goal is to become the premier online portal serving both the entrepreneur and investor in private equity transactions ranging from $100,000 to $5 million. Our strategy includes the development of a Venture Exchange that will provide a virtual marketplace for entrepreneurs seeking capital from investors seeking investment opportunities. The company's strategy also includes providing consulting services, business tools, and seminars to assist entrepreneurs in raising capital.

     The company was incorporated as a Nevada corporation in April 2000. Our principal executive offices are located at 583 San Mateo Avenue, San Bruno, California 94066 and our telephone number is (650) 246-3696.

The Distribution


Common Stock to be Distributed            2,224,551 shares to
                                          be distributed to the shareholders
                                          of M&A West, Inc.

Shares of Common Stock Outstanding
before Distribution                       15,000,000 shares


Shares of Common Stock Outstanding after  15,000,000 shares
Distribution

Risk Factors                              An investment in the shares of common
                                          stock involves a high degree of risk.
                                          Prospective investors are urged to
                                          carefully review the factors set forth
                                          in "Risk Factors" beginning on page 6.

No Proceeds                               The distribution will result in no
                                          proceeds to the company.

Lack of Market for Company Securities     There is currently no market for the
                                          company's  common stock;  there  is no
                                          assurance  that any  market  will
                                          develop;   if  a  market  develops for
                                          the  company's securities, it will
                                          likely be limited,  sporadic  and
                                          highly volatile.

                        QUESTIONS AND ANSWERS CONCERNING
                             THE STOCK DISTRIBUTION


Will Every Stockholder Share in Proportion to Their M&A West Holdings?

     Yes, the stockholders of record at November 15, 2000, will receive one share of Venturelist.com for every five shares of M&A West common stock owned.
However, certain states may not allow us to distribute the shares without registration or qualification in that particular state. Therefore, we have the right to pay you $.01, the Company's book value, as the dividend for each share you would have received.

What is the Connection Between M&A West and Venturelist.com?

     Prior to this dividend and after this dividend we will be a subsidiary of M&A West.

Why are We Engaging in This Distribution?

     The dividend represents Venturelist.com's initial public offering of its securities, although it is different than a traditional offering in that securities are directed only to eligible M&A West stockholders. We believe that the dividend has several advantages over a traditional initial public offering. This type of offering gives us an opportunity to offer our common stock to investors who we believe, as M&A West stockholders, already have some interest in Venturelist.com. This form of offering also is more cost effective than the traditional method since there will not be any underwriting discounts and commissions.

     In addition, M&A West management supports the dividend because they believe it will benefit M&A West stockholders by:

     * enabling M&A West stockholders to increase or decrease their level of participation in our new business by varying their level of investment in us; and

     * allowing M&A West and us to pursue different operating strategies, given our different business environments and competitive market conditions.

Can I Sell My Shares?

     Upon the effectiveness of our registration statement with the SEC, the shares of commons stock will be freely tradeable, assuming any market for these securities ever develops.

Where Will the Venturelist.com Common Stock Trade?

     There is currently no public market for our common stock. We expect that our securities will trade on the OTC Electronic Bulletin Board. We can not assure you that a market for our common stock will develop or if it does develop that the market will be sustained.

What Will Be My Relevant Income Tax Consequences?

     Neither the Company nor M&A West, Inc. has obtained a private letter ruling from the Internal Revenue Service nor an opinion of tax counsel with respect to possible federal income tax consequence of the distribution. M&A West, Inc. shareholders should consult their own tax advisor as to the particular tax consequences of the issuance and distribution of the shares being distributed to them, including the applicability and effect of state, local and foreign taxes.

                             SUMMARY FINANCIAL DATA


     The summary financial information presented below is derived from the audited financial statements of the Company for the period from April 19, 2000 (inception) through September 30, 2000.


     STATEMENT OF                               Period from April 19, 2000 (inception) through
     OPERATION DATA:                                          September 30, 2000


          Revenues                                                  $        927

          Advertising Expenses                                             6,440

          General and Administrative
              Expenses                                                    65,827

          Net Loss                                                  $    (71,340)

     BALANCE SHEET DATA:

          Working Capital                                           $     (1,340)

          Long-Term Debt                                                       -

          Additional Paid in Capital                                      55,000

          Accumulated Deficit                                            (71,340)

          Total Stockholders' Equity (deficit)                      $     (1,340)

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking" information. These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

     * the success or failure of management's efforts to implement its business strategy;

     *    the uncertainty of consumer demand for the company's products;

     *    the company's ability to compete with major established companies;

     *    the effect of changing economic conditions;

     *    the company's ability to attract and retain quality employees; and

     * other risks which may be described in future filings with the SEC. The company does not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                  RISK FACTORS

     Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Limited Operating History

     Venturelist.com commenced operations in April 2000, and as of September 30, 2000, has generated nominal revenues. Accordingly, the company, as a development stage company, has a limited operating history on which to base an evaluation of its business and prospects. Its primary activities to date have been capital formation, the development of its web page and marketing research. The company's success is dependent upon the successful development and marketing of its financial network through the Internet, as to which there is no assurance. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products. Such risks for the company include, but are not limited to, an evolving and unpredictable business model ,competition, indadequate sales and marketing, and the management of growth. To address these risks, the company must, among other things, establish a customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology and transaction-processing systems, improve its web site, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the company's business, prospects, financial condition and results of operations.

Current Capital Needs

     The company does not currently have available funds sufficient to meet its anticipated needs for working capital expenditures and business expansion and continues to rely on M&A West, Inc. for financing. The company needs to raise additional funds in order to operate independent of M&A West, Inc. The company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary products, businesses and technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the company will be reduced, stockholders my experience dilution and such securities may have rights, preferences and privileges senior to those of the company's common stock. There can be no assurance that additional financing will be available on terms favorable to the company or at all. If adequate funds are not available or are not available on acceptable terms, the company may not be able to fund its expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on the company's business, results of operations and financial condition. See "Management Discussion and Analysis of Financial Conditions and Results of--Liquidity and Capital Resources."

Regulation in the Securities and Mergers and Acquisitions Industry

     The industry in which the company intends to operate is subject to extensive regulation on the federal, state and local levels. Among other regulations, securities offerings are subject to rules and regulations of the Securities and Exchange Commission and State "blue sky" authorities. The company believes that it will be required to structure its operations and fee structures in accordance with applicable state and federal securities laws. There can be no assurance as to what, if any, future actions such legislative and regulatory authorities may take or the effect thereof on the industry or the company.

Dependence on Key Personnel; Need For Additional Personnel

     The  company's  performance  is  substantially  dependent on the  continued
services and on the performance of its senior management and other key personnel, particularly Steve K. Bauman, its chief president and chief executive officer. The company's performance also depends on the company's ability to retain and motivate Mr. Bauman and other future employees. The loss of the services of Mr. Bauman could have a material adverse effect on the company's business, prospects, financial condition and results of operations. The company has entered into an employment agreement with Mr. Bauman. The company does not maintain "key man" life insurance policies for Mr. Bauman or any other key personnel. The company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, editorial, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that the company will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to retain and attract the necessary technical, managerial, editorial, marketing and customer service personnel could have a material adverse effect on the company's business, prospects, financial condition and results of operations. See "Business -- Employees" and "Management."

Reliance on M&A West, Inc.

     Prior to the distribution, Venturelist.com was 93% owned by M&A West, Inc., a technology incubation company. After the distribution, assuming that M&A West has 11,122,758 shares outstanding as of the record date, M&A West, will own approximately 78% of the company's common stock. M&A West has experience providing consulting services in the public arena. Venturelist.com will rely on the knowledge and experience of M&A West and apply it to the private equity market. There can be no assurance that the company will be successful in utilizing the experience and knowledge of M&A West.

Unpredictability of Future Revenues

     As a result of the company's limited operating history and the emerging nature of the markets in which it competes, the company is unable to accurately forecast its revenues, if any. Sales and operating results generally depend on the volume of, timing of and the enrollments/orders received, which are difficult to forecast. The company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to the company's planned expenditures would have an immediate adverse effect on the company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the company may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on its business, prospects, financial condition and results of operations. See "Business -- Competition."

Potential Fluctuations in Quarterly Operating Results

     The company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the company's control. Factors that may adversely affect the company's quarterly operating results include:

     * the company's ability to attract new entrepreneurs and financing sources at a steady rate and maintain customer satisfaction,

     *    the company's ability to operate at favorable gross margins,

     * the announcement or introduction of new sites, services and products by the company and its competitors,

     *    price competition,

     * the level of use of the Internet and online services and increasing consumer acceptance of the Internet and other online services for the purchase of consumer products and services such as those offered by the company,

     *    the level of traffic/users on the company's web site,

     *    technical difficulties, system downtime or Internet brownouts,

     * the amount and timing of operating costs and capital expenditures relating to expansion of the company's business, operations and infrastructure,

     *    governmental regulation, and

     * general economic conditions and economic conditions specific to the Internet, online commerce and the private equity market.

Competition

     The company will face vigorous competition from companies that have emerged serving the private equity markets and expects additional companies to compete in this industry. Additionally, the company competes in an industry segment in which numerous competitors exist that have substantially greater resources than the company. There are several companies that have a meaningful presence on the Internet to provide capital to emerging growth companies. There can be no assurance that existing or potential competitors of the company will not develop products equal to or better than those marketed by the company. The company does not anticipate directly competing with conventional financing sources. The company intends to welcome any and all legitimate financing sources to participate in its clients financing needs.

     Established professional service and financial firms could leverage their existing and future relationships with startups, expertise, and established reputations to quickly enter our market, thereby reducing the demand for, or the prices of our services. If we are unable to compete effectively with these competitors, the quality of the companies applying to us for assistance may be reduced. Many of the company's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the company. In addition, many of these competitors offer a wider range of services and financial products than we do. Many current and potential competitors also have greater name recognition and more extensive customer bases that could be used to accelerate their competitive activity. Moreover, current and potential competitors have established and may establish future cooperative relationships among themselves and with third parties to enhance their products and services in this space. Consequently, new competitors or alliances may emerge and rapidly acquire significant market shares. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not harm our business. Certain of the company's competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing and devote substantially more resources to web site and systems development than the company. Increased competition may result in reduced operating margins, loss of market share and diminished name recognition. There can be no assurance that the company will be able to compete successfully against current and future competitors, and competitive pressures faced by the company may have a material adverse effect on the company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the company.

Our Venturelist.com Brand May Not Achieve the Broad Recognition Necessary to Succeed

     We believe that broader recognition and positive perception of the Venturelist.com brand are essential to our future success. Accordingly, we intend to continue to pursue an aggressive brand enhancement strategy, which will include multimedia advertising, promotional programs and public relations activities. These initiatives will require significant expenditures. If our brand enhancement strategy is unsuccessful, these expenses may never be recovered and we may be unable to increase revenues. Successful positioning of our brand will depend in large part on: the success of our advertising and promotional efforts, an increase in the number of users and subscribers of our web site and the ability to continue to provide a web site and services useful to our clients. These expenditures may not result in sufficient increases in revenues to offset these expenditures. In addition, even if brand recognition increases, the number of new users or the number of subscribers to our web sites many not increase. Even if the number of new subscribers increases, those subscribers may not receive or obtain financing from our web site.

If We Do Not Continue to Develop and Enhance Our Services in a Timely Manner, Our Business May be Harmed

     Our futures success will depend on our ability to develop and enhance our services. We operate in a very competitive industry in which the ability to develop and deliver advanced services through the Internet and other channels is a key competitive factor. There are significant risks in the development of new or enhanced services, including the risks that we will be unable to effectively use new technologies; adapt our services to emerging industry or regulatory standards; or market new or enhanced services. If we are unable to develop and introduce new or enhanced services quickly enough to respond to market our customer requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, our business could be seriously harmed.

Dependence on the Internet Infrastructure

     The company's success will depend, in large part, upon the maintenance of the Internet infrastructure, such as a reliable network backbone with the necessary speed, data capacity and security. Timely development of enabling products should provide reliable web access and services and improved content. To the extent that the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements of users, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and such outages and delays could adversely affect the web sites of customers utilizing the company's solutions and the level of traffic on such web sites. In addition, the Internet could lose its viability as a form of media due to delays in the development or adoption of new standards and protocols (for example, the next-generation Internet protocol) that can handle increased levels of activity. There can be no assurance that the infrastructure or complementary products or services necessary to establish and maintain a web site as a viable commercial medium will be developed, or, if they are developed, that the Internet will become a viable commercial medium for customers. If the necessary infrastructure, standards or protocols or complementary products, services or facilities are not developed, or if the Internet does not become a viable commercial medium, the company's business, results of operations and financial condition will be materially and adversely affected. Even if such infrastructures, standards or protocols or complementary products, services or facilities are developed, there can be no assurance that the company will not be required to incur substantial expenditures in order to adapt its solutions to changing or emerging technologies, which could have a material adverse effect on the company's business, results of operations and financial condition. Moreover, critical issues concerning the commercial use and government regulation of the Internet (including security, cost, ease of use and access, intellectual property ownership and other legal liability issues) remains unresolved and could materially and adversely impact both the growth of the Internet and the company's business, results of operations and financial condition.

Risk of Capacity Constraints

     A key element of the company's strategy is to generate a high volume of traffic on, and use of, its web site. Accordingly, the satisfactory performance, reliability and availability of the company's web site, transaction-processing systems and network infrastructure are critical to the company's reputation and its ability to attract and retain customers and maintain adequate customer service levels. The company's revenues will depend on the number of subscribers to its web site as well as the number of customers that utilize services offered by the company. Any system interruptions that result in the unavailability of the company's web site or reduced order fulfillment performance would reduce the volume of products and services sold and the attractiveness of the company's product and service offerings. The company may experience periodic system interruptions, which it believes will continue to occur from time to time. Any substantial increase in the volume of traffic on the company's web site or the number of subscriptions will require the company to expand and upgrade further its technology, transaction-processing systems and network infrastructure. There can be no assurance that the company will be able to accurately project the rate or timing of increases, if any, in the use of its web site or timely expand and upgrade its systems and infrastructure to accommodate such increases.

Reliance on Internally Developed Systems

     The company uses an internally developed system for its web site and search engine. The company's web site accepts credit card payments in exchange for membership to the company's resources for entrepreneurs and venture capitalists. The company has engaged Cybercash to process its credit card transactions and will receive next day payment for its products. The company's inability to add additional software and hardware or to develop and upgrade further its existing technology, or network infrastructure to accommodate increased traffic on its web site or increased sales volume through its transaction-processing systems may cause unanticipated system disruptions, slower response times, impaired quality and speed of order fulfillment, and delays in reporting accurate financial information. In addition, although the company works to prevent unauthorized access to company data, it is impossible to completely eliminate this risk. There can be no assurance that the company will be able in a timely manner to effectively upgrade and expand its transaction-processing systems or to integrate smoothly any newly developed or purchased modules with its existing systems. Any inability to do so would have a material adverse effect on the company's business, prospects, financial condition and results of operations. See "Business -- Technology."

Risk of System Failure

     The company's success, in particular its ability to successfully receive and fulfill subscriptions and orders largely depends on the efficient and uninterrupted operation of its computer and communications hardware systems. Substantially all of the company's computer and communications hardware is located with Digital Bridge in Arizona. The company's systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, and similar events. The company does not presently have redundant systems or a formal disaster recovery plan and does not carry sufficient business interruption insurance to compensate it for losses that may occur. Despite the implementation of network security measures by the company, its servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders. The occurrence of any of the foregoing risks could have a material adverse effect on the company's business, prospects, financial condition and results of operations.

Dependence on Continued Growth of Online Commerce

     The company's future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by consumers. Rapid growth in the use of and interest in the web, the Internet and other online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. Traditional means of investing and raising capital generally involve numerous face-to-face meetings. Our business requires entrepreneurs and venture capital investors, who have relied in the past upon traditional means of investing and raising capital, to submit information through our web site. Accordingly, we must conduct marketing and sales efforts to educate these prospective clients about the uses and benefits of investing and raising capital online. For example, we must persuade our prospective startup clients that the services we offer, such as facilitating venture capital transactions, and business model review and counseling, provide value in relation to the services that our competitors offer, principally providing the capital. If our online and our traditional consulting services are not accepted by these prospective clients, our business will be seriously harmed.

Online Commerce Security Risks

     A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. The company relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by the company to protect customer transaction data. If any such compromise of the company's security were to occur, it could have a material adverse effect on the company's reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent the company's security measures could misappropriate proprietary information or cause interruptions in the company's operations. The company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the company or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage the company's reputation and expose the company to a risk of loss or litigation and possible liability. There can be no assurance that the company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the company's business, prospects, financial condition and results of operations.

Risks Associated With Entry Into New Business Areas

     The company may choose to expand its operations by developing new web sites, promoting new or complementary products or sales formats, expanding the breadth and depth of products and services offered or expanding its market presence through relationships with third parties. In addition, the company may pursue the acquisition of new or complementary businesses, products or technologies, although it has no present understandings, commitments or agreements with respect to any material acquisitions or investments. There can be no assurance that the company would be able to expand its efforts and operations in a cost-effective or timely manner or that any such efforts would increase overall market acceptance. Furthermore, any new business or web site launched by the company that is not favorably received by consumers could damage the company's reputation or the Venturelist.com brand. Expansion of the company's operations in this manner would also require significant additional expenses and development, operations and editorial resources and would strain the company's management, financial and operational resources. The lack of market acceptance of such efforts or the company's inability to generate satisfactory revenues from such expanded services or products to offset their cost could have a material adverse effect on the company's business, prospects, financial condition and results of operations.

Trademarks And Proprietary Rights

     Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related industries are uncertain and still evolving, and no assurance can be given as to the future viability or value of any proprietary rights of the company or other companies within the industry. The company relies on copyright and trademark law, as well as confidentiality agreements, to protect our intellectual property. The company has filed a trademark application for the service mark Venturelist which is pending. There can be no assurance that the steps taken by the company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the company's proprietary rights. Any such infringement or misappropriation, should it occur, could have a material adverse effect on the company's business, results of operations and financial condition. Furthermore, there can be no assurance that the company's business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against the company. From time to time the company has been, and expects to continue to be, subject to claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by the company and its business partners. The company believes these claims will not have a material adverse effect on the company's operations. There can be no assurance that litigation in the future will not have a material adverse effect on the company's business, results of operations or financial condition, such claims and any resultant litigation, should it occur, could subject the company to significant liability for damages and could result in invalidation of the company's proprietary rights and, even if not meritorious, could be time-consuming and expensive to defend, and could result in the diversion of management time and attention, any of which could have a material adverse effect on the company's business, results of operations and financial condition.

Control of The Company

     Prior to the distribution, the company's common stock is beneficially owned 93% by M&A West, Inc. and 7% by Steve Bauman, the company's chief executive officer and president. Immediately upon completion of this distribution, assuming that M&A West, Inc. has 11,122,758 shares outstanding as of the record date, the outstanding common stock will be beneficially owned approximately 78% by M&A West, Inc. and 7% by Steve Bauman, the company's chief executive officer and president. The above persons and entities will hold an aggregate of approximately 85% of the outstanding voting power of the company immediately upon completion of this offering. As a result, upon completion of this offering, M&A West, Inc. and Mr. Bauman will be able to:

     *    elect, or defeat the election of, the company's directors,

     * amend or prevent amendment of the company's Amended and Restated Certificate of Incorporation or bylaws, or

     * effect or prevent a merger, sale of assets or other corporate transaction.

     The company's stockholders, for so long as they hold less than 50% of the outstanding voting power of the company, will not be able to control the outcome of such transactions. The extent of ownership by M&A West, Inc. and the company directors may have the effect of preventing a change in control of the company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the company, which in turn could have an adverse effect on the market price of the common stock.

Lack of Public Market for the Company's Common Stock

     Propr to this prospectus, there has been no public trading market for the company's common stock. Upon the registration statement becoming effective, the common stock will not be listed on a national securities exchange, Nasdaq, or on the OTC Electronic Bulletin Board. Management's strategy is to list the common stock on the OTC Electronic Bulletin Board as soon as practicable. However, to date the company has not solicited any such securities brokers to become market-makers of the company's common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained upon the registration statement becoming effective or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of the company.

Fluctuation in Price of Company' Common Stock

     The trading price of the company' common stock could be subject to wide fluctuations in response to:

     *    variations in quarterly results of operations,

     * announcements of technological innovations or new solutions by the company or its competitors, and

     * other events or factors, many of which are beyond the company's control.

     In addition, the stock market has usually experienced extreme price and volume fluctuations which have affected the market price for many companies in the Internet industry which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse effect on the market price of the company's common stock.

Antitakeover Effect of Certain Charter Provisions

     The company's board of directors have the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. To date no preferred stock is outstanding, and the company has no present plans to issue shares of preferred stock. Further, certain provisions of the company's Amended and Restated Certificate of Incorporation, bylaws and Nevada law could delay or make more difficult a merger, tender offer or proxy contest involving the company.

Risks of Being Deemed an Investment Company or an Investment Adviser

     We may incur significant costs to avoid investment company status or investment adviser status and may suffer other adverse consequences if deemed to be an investment company or an investment adviser. It is not feasible for us to be regulated as an investment company or as an investment adviser because the Investment Company Act and Investment Adviser Act rules are inconsistent with our strategy of introducing entrepreneurs and start-up companies to investors.

The Securities Enforcement and Penny Stock Reform Act of 1990; Risks of Low-Priced Stocks

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades defined as penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such user has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Authorization of Additional Shares of Common Stock

     The company's Amended and Restated Articles of Incorporation authorize the issuance of up to 50,000,000 shares of common stock. The company's Board of Directors has the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of the company's common stock without shareholder approval. Future issuance of common stock could be at values substantially below the price at which the stock trades after this offering and therefore could represent substantial dilution to investors in the offering.

Lack of Disinterested, Independent Directors

     All of the directors of the company have a direct financial interest in the company. While management believes that its current directors will be able to exercise their fiduciary duties as directors, the company intends to add an independent, disinterested director to serve on the board of directors in the near future. See "Management."

                                 USE OF PROCEEDS

     The company will not receive any proceeds from the distribution of common stock to M&A West stockholders.

                                 DIVIDEND POLICY

     The company has not declared or paid cash dividends on its common stock to date. The current policy of the board of directors is to retain earnings, if any, to provide funds for operating and expansion of the company's business. Such policy will be reviewed by the board of directors of the company from time to time in light of, among other things, the company's earnings and financial position.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the company as of September 30, 2000.

                                                            September 30, 2000
                                                            ------------------

          Long-term Debt                                                -

          Shareholders Equity:

              Common Stock $.001 par value,
              50,000,000 shares authorized,
              15,000,000 shares issued and
                  outstanding                                      15,000

              Preferred Stock $.01 par value,
              5,000 shares authorized, no
              shares issued and outstanding                             -

              Additional Paid in Capital                           55,000

              Accumulated Deficit                                (71,340)
                                                                 --------
              Total Shareholders' Equity                         ($1,340)
                                                                 ========

                         DETERMINATION OF OFFERING PRICE


          Inapplicable.

                                    DILUTION

          Inapplicable.

                              SELLING STOCKHOLDERS

          Inapplicable.

                              PLAN OF DISTRIBUTION

     The board of directors of M&A West has determined that it is in the best interest of M&A West and its stockholders to make the distribution in the manner described herein. M&A West and the company are engaged in unrelated businesses. The distribution will result in the company being a separate publicly held company.

Manner of Effecting the Distribution

     This prospectus relates to the distribution by M&A West of 2,224,551 shares of our common stock owned by M&A West. Our common stock will be distributed by OTC Stock Transfer, Inc., the distribution agent, to M&A West stockholders of record as of the record date on the basis of one share of our common stock for every five shares of M&A West common stock. All such shares of our common stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. No consideration will be paid to M&A West or the company by the M&A West stockholders for the shares of our common stock received in the distribution. As of October 24, 2000, these were 11,122,758 shares of M&A West, Inc. outstanding. Following the distribution, assuming 11,122,758 shares of M&A West, Inc. are outstanding, M&A West will own approximately 11,725,448 shares of our common stock or our other securities. The distribution is currently expected to be effected as soon as practicable after the registration statement, of which this prospectus is a part, is declared effective. Certificates representing the shares of our common stock will be mailed to the M&A West stockholders on that date or as soon thereafter as practicable. We will not receive any proceeds from the resale of common stock by the M&A West stockholders.

Transfer and Resale of Common Stock

     The shares of our common stock distributed to the M&A West stockholders will be freely transferable, except for shares received by persons who may be deemed to be our "affiliates" under the Securities Act. Persons who may be deemed to be our affiliates after the distribution include individuals or entities that control, are controlled by or under common control with the company, and include our directors and principal executive officers, as well as any stockholder owning 10% or more of the total stock issued and outstanding. Under Rule 144, resales of common stock for the account of affiliates cannot be made until the common stock has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's:

     *    volume limitation,

     *    aggregation,

     *    broker transaction,

     *    notice filing requirements, and

     * requirements concerning publicly available information about the company.

     The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares. The two individuals listed as directors and executive management of the company are affiliates of the company. After the distribution we believe we will have more than 2,500 stockholders.

Federal Income Tax Consequences to Shareholders

     Neither the Company nor M&A West has requested nor do they intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel as to the federal income tax consequences of the distribution. M&A West shareholders should consult their own tax advisors as to the particular tax consequences of the issuance and disposition of the shares being distributed to them, including the applicability and effect of state, local and foreign taxes.

     YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE DISTRIBUTION OF OUR SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGE IN THE APPLICABLE LAWS.

                                LEGAL PROCEEDINGS

     As of the date of this prospectus, there are no legal proceedings pending or, to the company's knowledge, threatened against the company or to which it is a party.

                                   MANAGEMENT

Directors and Executive Officers

     The following table sets forth the directors and officers of the company and their respective ages and positions:

  Name                   Age                   Position
--------               -------               -------------
Steve K. Bauman          30    President, Chief Executive Officer and Director

Sal Censoprano           45    Secretary, Treasurer and Director


     Steve K. Bauman has served as President, Chief Executive Officer and Director of the company since May 2000. From October 1997 through March 2000, Mr. Bauman served as the President of Tax Lien Information Services, a national due diligence company which he founded. Prior thereto, from February 1996 through September 1997, Mr. Bauman served as the Assistant Vice President for Breen Capital, a financial services company. Mr. Bauman received a Bachelor's Degree in Finance with an emphasis in Agricultural Science from California State University, Fresno.

     Sal Censoprano has served as Secretary, Treasurer and Director of the company since its inception in April 2000 and also serves as Secretary, Chief Financial Officer and as a director of M&A West, Inc., the company's parent company prior to the distribution, since May 1999. Prior to that time he was self-employed for approximately 15 years as a certified public accountant, providing tax and accounting services to the public. Mr. Censoprano received a bachelor's degree in accounting from Queens College, New York, in 1977, and a masters degree in accounting and taxation from Adelphi University, Garden City, New York, in 1981.

     Directors are elected annually and hold office until the next annual meeting of the stockholders of the company and until their successors are elected and qualified. The Board has not established any committees. All executive officers of the company are chosen by the board of directors and serve at the board's discretion. There are no family relationships among the company's officers and directors. The company plans to reimburse directors for any expenses incurred in attending board of directors meetings.

                             PRINCIPAL STOCKHOLDERS

     The following table presents certain information regarding the beneficial ownership of all shares of the company common stock prior to the distribution, and after the distribution of such shares to M&A West stockholders by (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each director of the company, (iii) each named executive officer, and (iv) all directors and officers as a group.


                             Number of Shares    Number of Shares of          Percentage of Ownership
                             of Common Stock     Common Stock

                                Beneficially     Beneficially Owned
Name and Address               Owned Prior to          after               Before      After Distribution
of Beneficial Owners (1)(2)     Distribution       Distribution         Distribution           (3)
---------------------------   ---------------     ------------------    -------------  -------------------

M&A West, Inc.                   13,950,000           11,725,448             93%              78%

Steve K. Bauman                  1,050,000            1,050,000              7%               7%

Sal Censoprano                       -                  8,000                 0                *

Scott L. Kelly (4)               13,950,000           11,725,448             93%              78%

All officers and directors       1,050,000            1,058,000              7%               7%
  as a group (2) persons

---------------------


*    Less than one percent.

(1) The business address of each individual is the same as the address of the company's principal executive offices.

(2) Unless otherwise noted, each person or entity has sole investment power and sole voting power over the shares disclosed.

(3) Assumes M&A West, Inc. has 11,122,758 shares of common stock outstanding as of the record date.

(4) The Kelly Family Trust, of which Mr. Kelly serves as Trustee, is the beneficial owner of approximately 60% of the shares of M&A West, Inc., and will receive 1,016,040 shares of the company in connection with the distribution.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

     The company is authorized to issue up to 50,000,000 shares of common stock, par value of $.001 per share. There are 15,000,000 shares of common stock issued and outstanding.

     The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

Preferred Stock

     The company has authorized the issuance of up to 5,000,000 shares of preferred stock, par value of $ .01 per share. The company has no present plans for the issuance of such preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.

Transfer Agent

     OTC Stock Transfer, Inc. serves as the transfer agent for the shares of common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of October 24, 2000, a total of 15,000,000 shares of common stock were outstanding. The distribution of 2,224,551 shares of company common stock to M&A West shareholders will be eligible for immediate resale in the public market. All of the remaining 12,775,449 shares of common stock outstanding will be subject to resale pursuant to provisions of Rule 144 and will not be eligible for resale before June 2001.

INTEREST OF NAMED EXPERTS AND COUNSEL

     None.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

     See "Certain Relationships and Related Transactions".

                                    BUSINESS


     The company provides an Internet portal for investors and entrepreneurs to build awareness and facilitate transactions pertaining to the private equity markets. The company was formed in April 2000 to provide a virtual platform for private equity market transactions, supplying news and current events, and investment transactions. The company plans to target start-up businesses seeking to raise between $100,000 and $5,000,000, as well as venture capital firms, Angel investors and accredited investors seeking high-return investments. The company expects to not only match entrepreneurs with accredited investors, it will write or assist in writing, the business plan, publicize the company, introduce different financing sources, and provide consulting services throughout the financing process.

     Management's strategy is to become one of the leading Internet resources for (1) entrepreneurs seeking capital and (2) investors seeking high-return investments. The company offers start-up companies a cost-effective Internet-based solution for finding and receiving funding, while offering the investment community filtered alternative investments with prospects of high-returns.

The Internet

     The Internet is a global collection of thousands of computer networks interconnected to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information and conduct business. Presently, commercial organizations and individuals are dominating the use of the Internet. Recent technological advances, improved microprocessor speed and the development of easy-to-use graphical user interfaces, combined with cultural and business changes, have enabled the Internet to be integrated into the operations, strategies, and activities of countless commercial organizations and individuals.

     The advent of the Internet has provided opportunities to develop businesses never before possible. The Internet provides a cost effective centralized marketplace for transactions and the sharing of instantaneous information, regardless of geographical location. As a result many existing as well as new businesses are utilizing this tool to enhance their company's performance. Providing the marketplace to facilitate the flow of business ideas and potential funding sources between entrepreneurs and qualified investors is no exception.

Industry Background

     Typical sources of financing for start-up companies is generally comprised of friends and family, Angel investors, venture capitalists and other accredited investors. It is often difficult for smaller companies to obtain financing. These start-up companies often do not have in-house corporate finance expertise and must rely on outside sources to locate capital, structure equity or debt offerings, and assist in completing transactions. These companies typically focus upon capital sources within their immediate geographic markets, even though more advantageous terms may be available elsewhere.

     Currently, it is difficult for start-up companies to obtain financing as there is little guidance to follow. These infant stage companies often have nothing more than an idea and have difficulty developing a business plan. Even if these companies are successful in creating a business plan, they have difficulty reaching an audience of investors. On the other hand, venture capitalists and Angel investors are constantly flooded with a myriad of business plans that arrive in various stages of completion. Venture capitalists have not only been overwhelmed with start-up businesses seeking financing, but the investment amounts have increased. With the size of investments increasing, venture capitalists have begun to focus on these larger deals. This allows them to employ larger amounts of capital per transaction, decreasing the overall amount of time and expense needed to operate their underlying business. This has moved larger venture capitalists away from investing in start-up businesses and has left behind a more unstructured and fragmented group of smaller venture capitalists and angel investors. Many promising ideas simply get lost in the shuffle or are never presented to appropriate investors.

The Venturelist.com Solution

     Venturelist.com was founded to capitalize on the underserved private equity market for start-up companies and investors seeking high-return investments. The company believes the private equity market is particularly suited to the Internet to connect entrepreneurs and business executives with financing sources and service providers who can assist with capital and advisory services. An online portal for the private equity markets promises significant benefits because it provides start-up companies and entrepreneurs with access to financing sources, ancillary service providers and the venture capital industry in general.

Products and Services

     The products and services provided by Venturelist enable entrepreneurs and private equity investors an efficient platform to conduct transactions, transmit information and educate themselves on current market conditions.

     Virtual Exchange

     Venturelist is currently providing a Venture Exchange that is an investment marketplace for entrepreneurs seeking capital from investors who are seeking investment opportunities. Entrepreneurs have the opportunity to post specific information about their company, to list an executive summary, and to provide a profile of their capital needs to attract investors who have specific interests in their industry. Qualified investors that have registered with the program can then view specific areas where they have an interest. The data is then used to match the idea with the capital funding services. The company currently charges entrepreneurs a quarterly fee ranging from $100 - $900, and investors a quarterly fee ranging from $50 - $450 depending on the package chosen.

     By the first quarter of 2001, Venturelist expects to provide additional private equity exchanges covering the areas of mergers and acquisitions and private placements from its broker-dealer network. To become a part of any of the Virtual Exchange programs, a participant must become a member, which is a fee-based membership. Entrepreneurs and investors are able to transmit and receive information through Venturelist's Virtual Exchange model efficiently, ultimately leading to capital investments.

Consulting Services

     If an entrepreneur needs special assistance in the funding process that exceeds the capabilities of the virtual exchange, Venturelist will provide hands-on consulting. This is a fee-based service that takes a viable business plan through each step up to and including funding from an investor. There is an initial consulting fee to ensure that the plan has the ability to attract the attention of potential funding sources. The company may elect to receive cash and/or stock if it is successful in introducing an entrepreneur to a financing source that makes an investment.

     Business Tools

     The company realizes that there are many hurdles facing a start-up business. Often it is an ineffective business plan that leads to a denial of funding from a potential investor. Venturelist's business development tools will provide the resources to reduce the likelihood of rejection for the entrepreneur. Our business tools also lower the risks for the investor. Now, the likelihood of the development stage company receiving financing is dramatically increased.

     Business Plan Analyzer - V-PAS
     ------------------------------
     This is an on-line rating system that evaluates a business plan for its viability as an investment. We consulted with the venture capital community to better understand the specific criteria used when evaluating a business plan for investment. After compiling this information, we comprised a set of standard parameters that are used to numerically value a business plan. The maximum points the V-PAS scoring system allows is 100 points. The higher the score, the more valuable the business plan is to the investment community. We have contracted a team of trained professionals to evaluate business plans and make suggestions for proposed changes based on the standards we have developed. The International Angels Organization recognizes V-PAS as the only effective standard of its kind.

     Business Plan Analysis/Writing System- V-BPAS
     ---------------------------------------------
     Often the entrepreneurs that Venturelist encounters have nothing more than an executive summary. V-BPAS offers a wide range of business plan writing services. This system offers software for the do-it-yourselfer, as well as professional business plan writers. This tiered service offers the entrepreneur a choice in the amount of resources he allots to develop his business plan.

     Market Research & Analysis System - V-MRAS
     ------------------------------------------
     We are aligning Venturelist with market research firms who will provide our registered entrepreneurs with valuable cost-effective market data. VentureOne, Medagroup, and Thompson Financial are three companies we are currently working with to source market data. The market data will provide items such as the following: a) competitive analysis, b) market capitalization data to aid in evaluation determinations for the micro segment that the business plan addresses, and c) technology reviews by an independent analyst to provide an unbiased opinion that investors can rely upon. These types of market research services have never been available to the seed stage entrepreneur at a cost-effective level. The company believes that its relationship with alliances will allow this type of market research to no longer be cost prohibitive.

     Newsletter

     By virtue of our core business we will accumulate valuable information regarding the private equity markets. By following the transactions that take place on our site, we will learn what sectors investors are actively funding and how much money is being invested into start-up companies. Using this proprietary information, Venturelist will publish a monthly newsletter, thereby establishing the company as the ultimate data source for the private equity community. This program is currently under development and is expected to be released by the first quarter of 2001. To offer such a program, the company is entertaining a possible joint venture with an existing company as well as developing an in-house service.

     Seminars

     The business development seminars Venturelist is currently designing as expected to provide the entrepreneur with a detailed understanding of what is needed to acquire financing for a start-up business and what to expect from investors. Through our seminars, we expect to reach out to those entrepreneurs who understand their product or service but do not know how to develop it into a business. We believe that once participants complete our seminar, they will have a fundable plan.

     The seminars will be fee based and should result in a steady stream of revenue for Venturelist. Additionally, we have learned from other companies that perform similar seminars that sponsorships are available to provide qualified speakers. We expect sponsorships to cover most of the expenses for such an event and seminars will be an addition to our revenue stream with an expected rate of $500 per participant and an average of 250 participants per event. We believe these events will provide Venturelist with an ideal platform for the company to create awareness about itself, to develop name recognition, and to transmit a positive corporate image to the public.

Competition

     The private equity market, particularly over the Internet, is new, rapidly evolving and intensely competitive, which competition the company expects to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. We face competition from a number of sources, including venture capital firms, investment banks, online markets and portals for start-up companies and venture investors,
Internet incubator firms, Internet venture capital sites, international accounting firms, international and regional systems consulting and implementation firms, business development software firms, media outlets and marketing and communication firms. Many of our competitors have longer operating histories and significantly greater financial, technical and marketing resources and name recognition than ours. In addition, many of our competitors offer a wider range of services and financial products than we do.

     The company believes that the principal competitive factors in its market are brand recognition, alternative financing sources, investment choices, personalized services, convenience, price, accessibility, quality of search tools, quality of editorial and other site content and reliability and speed of fulfillment. Many of the company's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the company. In addition, private equity companies may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Certain of the company's competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing and devote substantially more resources to web site and systems development than the company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that the company will be able to compete successfully against current and future competitors, and competitive pressures faced by the company may have a material adverse effect on the company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the company. For example, client-agent applications that select specific sources of capital from a variety of web sites may channel customers to private equity sources that compete with the company. In addition, companies that control access to transactions through network access or web browsers could promote the company's competitors or charge the company a substantial fee for inclusion.

Strategic Alliances

     Venturelist has developed key strategic alliances with equipment leasing companies, broker-dealers, and insurance providers.

     Equipment Leasing. is a valuable resource for our entrepreneur members to assist them in growing their businesses. Through our alliances, we have direct access to several companies that provide lease financing. The company expects to generate a one percent transaction fee for these special services.

     Venturelist has established a relationship with West Park Capital, a broker-dealer located in Southern California. With this relationship we offer our investor members access to investment opportunities offered by West Park Capital. The company expects this relationship to evolve to include a virtual exchange strictly posting private placements seeking funding.

     As a business grows, so does its liability exposure. We have formed an alliance with Nasdaq Issuer Insurance Agency to provide for the insurance needs of our entrepreneurial members.

     Venturelist is currently courting relationships that will provide direct products and services from the venture capital industry, angel investor networks, human resource services and media distribution channels. With these additional alliances Venturelist will have a complete value added package available for private equity participants to profit from.

Sales and Marketing

     The company's goal is to become a worldwide source for private equity markets. The company will initially focus on the United States markets.
Venturelist.com's marketing strategy is designed to strengthen the Venturelist.com brand name, increase traffic to our web site, build strong entrepreneur and investor loyalty, maximize repeat usage of the company's products and services, and develop incremental revenue opportunities.

     The company expects to utilize print advertisements, public relations, direct mailings, search engines, e-mail newsletters and other business development and promotional activities to achieve these goals. In addition, loyal, satisfied users also generate word-of-mouth advertising and awareness, and are able to reach thousands of other entrepreneurs and investors because of the reach of online communications.

Employees

     The company anticipates hiring employees as the company grows. As of September 30, 2000, the company employed one full-time employee and utilized the services of various M&A West personnel.

Available Information

     The SEC maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the site is http:\\www.sec.gov. Visitors to the site may access such information by searching the EDGAR database on the site.

     Prior to the date of this prospectus, the company was not subject to the information and reporting requirements of the Exchange Act. As a result, the company will become subject to such requirements and, in accordance therewith, the company will file periodic reports, proxy materials and other information with the SEC . The company will provide its stockholders with annual reports containing audited financial statements and, if determined to be feasible, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The company has filed a registration statement of Form SB-2 under the Securities Act, with respect to the securities being registered. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules there to, which reference is hereby made. Copies of the registration statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the fees prescribed by the SEC or may be examined, without charge, at the public reference facilities of the SEC, 450 Fifth Street, Northwest, Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The company will provide without charge to each person who receives a copy of the prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to the company, attention Steve Bauman, at 583 San Mateo Avenue, San Bruno, California 94066.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements of the company.

General

     The company is a development stage company with a limited operating history. Venturelist.com was incorporated in April 2000, but has conducted limited business operations as it has had limited cash and assets. Since inception, Venturelist.com has concentrated on the development of its web site. As of September 30, 2000, the company had generated nominal revenues. There exists limited historic operations with respect to the operations of the company. The company's fiscal year is September 30. The financial information contained in this prospectus is for the period from April 19, 2000 (inception) through September 30, 2000.

     The company has a limited operating history on which to base an evaluation of its business and prospects. The company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as private equity markets. The company will encounter various risks in implementing and executing its business strategy. There can be no assurance that the company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the company's business, prospects, financial condition and results of operations.

     The company's internally generated cash flows from operations have been and continue to be insufficient for its cash needs. It is expected that the company will generate cash flows from operations in the foreseeable future, but there is no assurance as to the period of time that any such cash flows will be sufficient to cover cash requirements. The company has historically relied upon financing provided by M&A West to supplement its operations and continues to rely upon such financing. The company will likely rely on external financing to supplement its operations.

     The company's current cash forecasts indicate that there will be negative cash flow from operations for the foreseeable future. In the future, the company may be required to seek debt or equity financing (public or private), curtail operations, sell assets, or otherwise bring cash flows in balance when it approaches a condition of cash insufficiency. Management anticipates a need for additional capital, but has no specific commitments with respect thereto for the company. However, there is no assurance that the company will be successful in any such effort.

                             DESCRIPTION OF PROPERTY

     The company does not currently lease office space and utilizes the facilities of M&A West.

                              CERTAIN TRANSACTIONS

     In June 2000, the company issued Steve Bauman 1,050,000 shares of common stock in consideration for services rendered valued at $5,000.

     In June 2000, the company issued M&A West, Inc. 13,950,000 shares of common stock in consideration for $10,000.

     From June through September 2000, M&A West, Inc. contributed an additional $55,000 and received no additional shares of the company's common stock.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     Currently there is no public trading market for the company's securities.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the chief executive officer of the company for the fiscal year ended September 30, 2000.

Summary Compensation Table


                                                                                 Long-Term            All
Name & Principal            Fiscal                           Other Annual        Compensation         other
Position                     Year      Salary      Bonus     Compensation(1)       Options         Compensation
----------------            ------     ------      -----     ----------------    -------------    ---------------

Steve Bauman,
Chief Executive Officer
and President                 2000     $20,000

---------------

(1) The named executive officer did not receive perquisites or other benefits valued in excess of 10% of the total reported annual salary and bonus.

Employment Agreements

     In June 2000, Steve Bauman entered into an employment agreement with the company which provides for a base salary of $40,000 per year. The employment agreement is for an unspecified term and the company may terminate the agreement upon notice due to discontinuance of its business.

Limitation of Directors' Liability

     The company's Amended and Restated Articles of Incorporation eliminate, to the fullest extent permitted by the Nevada General Corporation Law, the personal liability of directors of the company for monetary damages for breaches of fiduciary duty by such directors. However, the company's Amended and Restated Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) unlawful corporate distributions. This provision of the Amended and Restated Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to board action in respect of such transaction or event. In these cases, the stockholders and the company could be injured by a board's decision and have no effective remedy.

                  CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

 None.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon for the company by Vanderkam & Sanders, P.C., Houston, Texas.

EXPERTS

     The financial statements for the period from April 19, 2000 (inception) through September 30, 2000, included in this registration statement have been included herein in reliance upon the report of Malone & Bailey, PLLC, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

     Nevada law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The amended and restated articles of incorporation of Venturelist.com limit the liability of directors to Venturelist.com or its stockholders to the fullest extent permitted by Nevada law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (ii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iii) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

     The inclusion of this provision in the amended and restated articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the company and its stockholders.

     Venturelist.com's bylaws provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. The bylaws include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

          SEC Registration Fee................................         $ .91
          Printing and Engraving Expenses.....................          *
          Legal Fees and Expenses.............................          *
          Accounting Fees and Expenses........................          *
          Miscellaneous.......................................          *

          TOTAL...............................................         $.*

*        To be provided by amendment.

Item 26.  Recent Sales of Unregistered Securities

     In June 2000, we issued 13,950,000 shares of our common stock to M&A West, Inc. and 1,050,000 shares of our common stock to Steve Bauman in connection with the formation of the company for $10,000 cash and services rendered valued at $5,000. We believe the transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the company, and since the transactions were non-recurring and privately negotiated.

Item 27.  Exhibits

                                INDEX TO EXHIBITS


Exhibit No.                Identification of Exhibit
-----------                -------------------------

3.1(1)                     Amended and Restated Articles of Incorporation

3.2(1)                     By-Laws of Venturelist.com

4.1(1)                     Form of Specimen of common stock

5.1(1)                     Legal Opinion

10.1(1)                    Employment Agreement of Steve Bauman

23.1(1)                    Consent of Malone & Bailey, PLLC

23.2(2)                    Consent of Vanderkam & Sanders

27.1(1)                    Financial Data Schedule

--------------------

(1)  Filed herewith.

(2)  Contained in Exhibit 5.1.

Item 28.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

               ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               iii.Include any  additional  or changed  material  on the plan of distribution.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

               ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Bruno, California, on the ____ day of ______, 2000.


                                        VENTURELIST.COM, INC.


                                        By:
                                          --------------------------------------
                                           Steve Bauman, Chief Executive Officer


     This registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Title                                     Date
---------                    -------                                  --------


--------------------       President, CEO and Director          October   , 2000
Steve Bauman


--------------------       Treasurer, Secretary and Director    October   , 2000
Sal Censoprano

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Venturelist.com, Inc.
San Bruno, California

We have audited the accompanying balance sheet of Venturelist.com, Inc. as of September 30, 2000, and the related statement of income, stockholders' equity, and cash flows for the period from April 19, 2000 (Inception) through September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Venturelist.com, Inc. as of September 30, 2000, and the related statement of income, stockholders' equity, and cash flows for the period from April 19, 2000 (Inception) through September 30, 2000, in conformity with generally accepted accounting principles.


MALONE AND BAILEY, PLLC
Houston, Texas

October 12, 2000

                              VENTURELIST.COM, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 2000


                                     ASSETS

Cash                                                                   $ 8,407
                                                                       =======


         LIABILITIES

Accrued expense                                                        $ 9,747

                              STOCKHOLDERS' EQUITY

Preferred stock, $.01 par, 5,000,000 shares
  authorized, no shares issued or outstanding
Common stock, $.001 par, 50,000,000 shares
  authorized, 15,000,000 shares issued and
  outstanding                                                           15,000
Additional paid in capital                                              55,000
Deficit accumulated during the development
  stage                                                                (71,340)
                                                                      --------
                                                                       ( 1,340)
                                                                      --------
                                                                      $  8,407
                                                                      ========

                              VENTURELIST.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                 For the Period from April 19, 2000 (Inception)
                           through September 30, 2000


Consulting revenues                                                 $    927

Expenses
  Advertising                                                          6,440
  General and administrative                                          65,827
                                                                    --------
         TOTAL EXPENSES                                               72,267
                                                                    --------

         NET (LOSS)                                                 $(71,340)
                                                                    ========


Net (loss) per share                                                $(  .005)
Weighted average shares outstanding                               15,000,000

                 See accompanying summary of accounting policies
                        and notes to financial statements

                              VENTURELIST.COM, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 For the Period from April 19, 2000 (Inception)
                           through September 30, 2000


                                                                 Deficit
                                                                Accumulated
                                                Additional      During the
                                 Common Stock      Paid in      Development
                          Shares       Amount      Capital         Stage        Totals
                         -------      -------   ----------      ----------      --------

Issuance of shares
  for cash            13,950,000      $13,950      $51,050                       $ 65,000
  for services         1,050,000        1,050        3,950                          5,000

Net (loss)                                                         $(71,340)      (71,340)
                     -----------      -------      -------         --------      --------

                      15,000,000      $15,000      $55,000         $(71,340)     $( 1,340)
                      ==========      =======      =======         ========      ========

                 See accompanying summary of accounting policies
                        and notes to financial statements

                              VENTURELIST.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                 For the Period from April 19, 2000 (Inception)
                           through September 30, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
Net deficit accumulated during
  the development stage                                           $(71,340)
Adjustments to reconcile net deficit
  to cash used by operating activities:
   Stock issued for services                                         5,000
Net changes in:
  Accrued expenses                                                   9,747
                                                                  --------

         NET CASH (USED BY) OPERATING ACTIVITIES                   (56,593)

CASH FLOWS FROM FINANCING ACTIVITIES
Sales of stock                                                      65,000

                                                                  --------

NET INCREASE IN CASH, and ending cash balance                     $  8,407
                                                                  ========

                 See accompanying summary of accounting policies
                        and notes to financial statements

                                 VENTURELIST.COM
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business. The Company was incorporated in Nevada on April 19, 2000, to provide consulting services to businesses and investors primarily in the United States. The Company is a subsidiary of M & A West, Inc ("MAWI"), a publicly-traded company. The Company's fiscal year-end is September 30. MAWI's fiscal year-end is May 31.

Estimates and assumptions. Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the balance sheet date and for the period then ended. Actual results could differ from these estimates.

Accrued expense consists of payroll taxes payable and unbilled legal expenses.

Revenue recognition. Revenue from consulting is recognized when services are rendered.

Advertising costs are expensed as incurred.

Cash and cash equivalents. For purposes of the cash flow statement, cash and cash equivalents include deposit accounts and all highly liquid investments purchased with original maturities of three months or less.

NOTE 2 - COMMON STOCK

At inception, the company issued 100,000 shares of stock to its two founding shareholders, MAWI (93%) and the Company's president (7%), for consideration of $70,000. In October 2000, the Company effected a 150 for one stock split.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company entered an employment contract with the President in June 2000. The contract term is unspecified and compensation is specified as $40,000 per year.

The Company uses personnel and facilities of MAWI. The value of the services provided are negligible; accordingly, no expense is recorded.